Exhibit 3.79

ARTICLES OF INCORPORATION OF BURLINGTON COAT FACTORY REALTY OF MORROW, INC.

1. The name of the corporation is: Burlington Coat Factory Realty of Morrow, Inc.

2. The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 4228 First Avenue, in the City of Tucker, County of DeKalb, State of Georgia 30084 and the name of the registered agent at said address is United Corporate Services, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Georgia.

4. The corporation shall be authorized to issue the following shares:

Class	Number of shares	Par Value
COMMON	1,000	$1.00

5. The initial Board of Directors, to hold office until the first annual meeting of the shareholders or until successors are elected and qualify, shall consist of three (3); the names and the addresses of the directors constituting the initial Board are as follows:

Monroe Milstein: 1830 Route 130 Burlington, New Jersey 08016

Andrew Milstein: 1830 Route 130 Burlington, New Jersey 08016

Stephen E. Milstein: 1830 Route 130 Burlington, New Jersey 08016

6. The name and address of the incorporator are as follows:

Ray A. Barr: 10 Bank Street White Plains, New York 10606

7. The period of duration of the corporation shall be perpetual.

/s/ Ray A. Barr, Incorporator

STATE OF NEW YORK

COUNTY OF NEW YORK

/s/ Maria R. Fischetti [Notary Seal]

ARTICLES OF INCORPORATION OF BURLINGTON COAT FACTORY WAREHOUSE OF MORROW, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Georgia, do hereby set forth as follows:

1. The name of the corporation is: Burlington Coat Factory Warehouse of Morrow, Inc.

2. The address of the initial registered and principal office of this corporation in this state c/o United Corporate Services, Inc., 4228 First Avenue, in the City of Tucker, County of DeKalb, State of Georgia 30084 and the name of the registered agent at said address is United Corporate Services, Inc.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Georgia.

4. The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

5. The initial Board of Directors, to hold office until the first annual meeting of the shareholders or until successors are elected and qualify, shall consist of three (3); the names and the addresses of the directors constituting the initial Board are as follows:

Monroe Milstein: 1830 Route 130 Burlington, New Jersey 08016

Andrew Milstein: 1830 Route 130 Burlington, New Jersey 08016

Stephen E. Milstein: 1830 Route 130 Burlington, New Jersey 08016

6. The name and address of the incorporator are as follows:

Ray A. Barr: 10 Bank Street White Plains, New York 10606

7. The period of duration of the corporation shall be perpetual.

8. The amount of capital which the corporation shall have received for the issuance of its shares before commencing business is five hundred ($500.00) dollars.

IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this sixteenth day of July, 1997.

/s/ Ray A. Barr, Incorporator

STATE OF NEW YORK

COUNTY OF NEW YORK

/s/ Maria R. Fischetti

[Notary Seal]

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:	Ben W. Forston, Jr.

Secretary of State

Ex-Officio Corporation Commissioner

State of Georgia

The undersigned corporation does hereby consent to serve as registered agent for the corporation of BURLINGTON COAT FACTORY REALTY OF MORROW, INC.

This sixteenth day of July, 1997

UNITED CORPORATE SERVICES, INC.

By	/s/ RAY A. BARR
Ray A. Barr, President

Address of Registered Agent:

4228 First Avenue

Tucker, Georgia 30084

Secretary of State	CONTROL NUMBER: 972477
Corporations Division	EFFECTIVE DATE: 07/17/1997
Suite 315, West Tower	COUNTY: DEKALB
2 Martin Luther King Jr. Dr.	REFERENCE: 0091
Atlanta, Georgia 30334-1530	PRINT DATE: 07/17/1997
FORM NUMBER: 311

LIBERTY CORPORATE SERVICES, INC.

JEFF WAUGH

3998 ASHFORD-DUNWOODY ROAD

ATLANTA, GA 30319

CERTIFICATE OF INCORPORATION

I, Lewis A. Massey, the Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

BURLINGTON COAT FACTORY WAREHOUSE OF MORROW, INC. A DOMESTIC PROFIT CORPORATION

has been duly incorporate under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official code of Georgia Annotate.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Lewis A. Massey
Lewis A. Massey
Secretary of State

[State Seal]

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:	David B. Poythress

Secretary of State

Ex-Officio Corporation Commissioner

State of Georgia

I, UNITED STATES CORPORATION COMPANY, hereby consent to serve as registered agent for Burlington Coat Factory Warehouse of Atlanta, Inc.

UNITED STATES CORPORATION COMPANY

By:	/s/ Carol Pyron
Carol V. Pyron, Assistant Secretary

Address of registered agent:

3100 Equitable Building

100 Peachtree Street

Atlanta, Georgia 30303

5